                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                                   FORM 8-K/A
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 11, 1996



                            OSICOM TECHNOLOGIES, INC.
               (Exact name of Registrant as specified in charter)



    New Jersey                        0-15810                   22-2367234
State or other juris-               (Commission                (IRS Employer
diction of incorporation            File Number)             Identification No.)





2800 28th Street, Suite 100, Santa Monica, CA                           90405
(Address of principal executive offices)                              (Zip Code)




Registrant's telephone number, including area code:               (310) 581-4030


          Item 2.        Acquisition or Disposition of Assets                   (Page 2)

          Item 5.        Other Events                                           (Pages 2-3)

          ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS


                    (a)  Financial Statements of Business Acquired              (Pages 4-17)

                    (b)  Pro Forma Financial Information                        (Page 18)


                    SIGNATURES                                                  (Page 19)

Item 2.           Acquisition or Disposition of Assets



On September 4, 1996, Osicom Technologies, Inc. ("Osicom") agreed to acquire 100% of Digital Products, Inc. ("DPI") through a merger with a newly-formed subsidiary, DPI Acquisition Corp. for common stock and options to acquire common stock of Osicom valued at $5 million less agreed upon merger expenses of DPI and DPI option repurchases. The acquisition, which will be effective as of June 30, 1996, closed on September 12, 1996 and will be accounted for as a pooling. The purchase price was determined by negotiations between the buyer and seller.

In addition, a new $3 million line of credit with a lender will provide funds to repay approximately $1,344,000 owed by DPI to one of its lenders and to provide additional working capital.

DPI, a privately-held company established in 1984, produces and markets to printer original equipment manufactures a broad line of print server products that provide board level and chip level integrated solutions for local area networks and remote access. DPI's products are compatible with a variety of networks included Novell NewWare, Banyan, Vines, DEC LAT, Apple, UNIX, Microsoft Windows NT and Microsoft Windows for Workgroups.

DPI employs 90 at its Waltham, Massachusetts facility. The current employee base will be retained, with the management team receiving both retention and performance-based incentive options.

All assets acquired in this transaction will continue to be used in the conduct of the normal business activities of DPI and Osicom. No significant business relationship existed between DPI and Osicom or their officers or directors.



Item 5.           Other Events


On November 13, 1996, Osicom completed the acquisition of Distributed Systems International, Inc. ("DSI"). The acquisition of DSI was not a reportable event under Item 310 of Regulation S-B.

Through this acquisition Osicom obtained DSI's FDDI Workgroup Hub Technology which promises to yield a tenfold increase in speed as compared to today's existing networks. Osicom acquired DSI to start design of Workgroup Ethernet switches with a variety of uplink connections including Gigabit Ethernet backbone connections, a new emerging standard. Gigabit Ethernet is expected to be deployed in backbone environments as the preferred interconnection between switches which aggregate multiple lower speed Ethernet segments. Osicom is a member of the Gigabit Ethernet Alliance, the industry organization with the objective to create formal standardization of Gigabit Ethernet. Osicom plans on participating as the standard and the customers evolve to a point of interoperability and economic sense.

On November 8, 1996 Osicom was presented with a signed engagement agreement for the performance of audit and related services for its year ending January 31, 1997, by KPMG Peat Marwick LLP (KPMG), an international accounting firm and on November 18, 1996, management executed the agreement. The engagement letter conformed with audit standards as published by the American Institute of Certified Public Accountants.

In order to ensure an orderly transition of auditors and timely performance of the audit for the year ending January 31, 1997, the engagement partner and senior manager from KPMG met with the former auditor, Weinbaum & Yalamanchi, and were given full access to confidential internal information and documents of the Registrant. The personnel of KPMG were authorized to review the prior year workpapers of Weinbaum & Yalamanchi and, in fact, did so at this time.

As required by Item 304(a) of Regulation S-B, as promulgated by the Securities and Exchange Commission, a Form 8-K, reporting the engagement of a new principal auditor, was filed on November 19, 1996. Such filing is required to be made within 5 days of the engagement. As further required under Item 304, KPMG personnel were given the opportunity to review the filing and to provide a letter to the issuer, addressed to the Securities and Exchange Commission, that contains any disagreement with the disclosures required in Form 8-K; such letter to be filed as an exhibit to the filing. The engagement partner at KPMG did not request a review nor indicate any disagreement with the filing.

Subsequently, the management of Osicom received a letter from the engagement partner at KPMG informing Osicom that KPMG was not engaged to perform the audit for the year ending January 31, 1997, indicating that the engagement letter had been issued prematurely. Osicom has no knowledge as to the justification for this contention.

Accordingly, the Form 8-K filed on November 19, 1996 is hereby amended and Weinbaum & Yalamanchi remain the auditors for Osicom.

                             DIGITAL PRODUCTS, INC.

                              Financial Statements

                      June 30, 1996 and December 31, 1995


                  (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Board of Directors
Digital Products, Inc.:

We have audited the accompanying balance sheets of Digital Products, Inc. as of June 30, 1996 and December 31, 1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for the six months ended June 30, 1996 and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Products, Inc. as of June 30, 1996 and December 31, 1995, and the results of its operations and its cash flows for the six months ended June 30, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.




  /s/ KPMG Peat Marwick LLP


September 6, 1996, except as to note 15, which is as of September 12, 1996

                             DIGITAL PRODUCTS, INC.

                                 Balance Sheets

                       June 30, 1996 and December 31, 1995


                                                                                            June 30,          December 31,
                             Assets (notes 5 and 6)                                           1996               1995
                                                                                              ----               ----
          Current assets:
               Cash                                                                       $        --           157,873
               Accounts receivable, less allowance for doubtful accounts
                  of $66,000 in 1996 and $144,000 in 1995                                   3,534,774         2,584,110
               Inventories (note 2)                                                         2,617,483         3,177,678
               Prepaid expenses and other current assets                                       97,875           151,466
                                                                                          -----------        ----------
                      Total current assets                                                  6,250,132         6,071,127
                                                                                          -----------        ----------

          Property and equipment (notes 3 and 7)                                            2,695,774         2,633,549
               Less accumulated depreciation and amortization                               2,080,403         1,892,571
                                                                                          -----------        ----------
                      Net property and equipment                                              615,371           740,978
                                                                                          -----------        ----------

          Software development costs, net (note 4)                                            402,914           439,326
          Other assets, net                                                                    54,669            66,152
                                                                                          -----------        ----------
                      Total other assets                                                      457,583           505,478
                                                                                          -----------        ----------

                      Total assets                                                        $ 7,323,086         7,317,583
                                                                                          ===========        ==========

                           Liabilities and Stockholders' Equity (Deficit)

          Current liabilities:
               Current installments of long-term debt (note 6)                            $   435,001           462,086
               Current installments of obligations under capital leases (note 7)              119,816           123,669
               Accounts payable                                                             3,084,158         2,386,742
               Note payable to bank (note 5)                                                1,942,187         1,741,655
               Vendor notes (note 8)                                                          327,753           958,391
               Accrued expenses                                                             1,070,649         1,250,155
                                                                                          -----------        ----------
                         Total current liabilities                                          6,979,564         6,922,698
                                                                                          -----------        ----------

          Long-term debt, excluding current installments (note 6)                             363,965           381,833
          Obligations under capital leases, excluding current installments (note 7)            85,443           134,857
                                                                                          -----------        ----------
                         Total liabilities                                                  7,428,972         7,439,388
                                                                                          -----------        ----------

          Commitments and contingencies (note 7)

          Stockholders' equity (deficit) (notes 10 and 11):
               Convertible preferred stock, Series A, $.10 par value.  Authorized
                  300,000 shares; issued 141,727 shares                                        14,173            14,173
               Common stock, Class A, $.025 par value.  Authorized 5,000,000 shares; issued 1,451,812 shares in 1996 and 1,422,460 shares in
                  1995                                                                         39,431            37,095
               Common stock, Class B, $.025 par value.  Authorized 800,000
                  shares; issued 760,000 shares                                                19,000            19,000
               Additional paid-in capital                                                   2,490,418         2,414,455
               Accumulated deficit                                                         (2,668,908)       (2,585,528)
               Less:  Note receivable for purchase of warrants                                     --           (21,000)
                                                                                          -----------        ----------
                         Total stockholders' (deficit)                                       (105,886)         (121,805)
                                                                                          -----------        ----------

                                                                                          $ 7,323,086         7,317,583
                                                                                          ===========        ==========

                 See accompanying notes to financial statements

                             DIGITAL PRODUCTS, INC.

                            Statements of Operations

         Six months ended June 30, 1996 and year ended December 31, 1995


                                                                             June 30,         December 31,
                                                                              1996               1995
                                                                              ----               ----

          Net sales (note 14)                                            $ 10,305,965         19,152,241
          Cost of goods sold                                                5,985,831         10,432,804
                                                                         ------------        -----------

               Gross profit                                                 4,320,134          8,719,437
                                                                         ------------        -----------

          Operating expenses:
               Marketing expenses                                           1,987,619          4,635,074
               General and administrative                                     832,451          1,844,925
               Product development                                            959,283          2,183,067
               Amortization of software development costs (note 4)            122,914            495,392
               Stock option compensation expense (note 11)                     99,299             76,258
               Acquisition expenses (note 15)                                 187,778                 --
                                                                         ------------        -----------

               Total operating expenses                                     4,189,344          9,234,716
                                                                         ------------        -----------

                          Operating income (loss)                             130,790           (515,279)
                                                                         ------------        -----------

          Interest expense, net (note 12)                                     212,914            406,385
                                                                         ------------        -----------

                          Loss before income taxes                            (82,124)          (921,664)

          Income tax expense (note 9)                                           1,256              9,845
                                                                         ------------        -----------

                          Net loss                                       $    (83,380)          (931,509)
                                                                         ============        ===========


See accompanying notes to financial statements.

                             DIGITAL PRODUCTS, INC.


                  Statements of Stockholders' Equity (Deficit)

         Six months ended June 30, 1996 and year ended December 31, 1995


                                                                                              Note                      Total
                                              Series A       Class A  Class B  Additional   receivable               stockholders'
                                             convertible     common   common     paid-in   for purchase  Accumulated    equity
                                            preferred stock   stock    stock     capital    of warrants    deficit     (deficit)
                                            ---------------   -----    -----     -------    -----------    -------     ---------

 Balance at December 31, 1994                  $14,173        33,653   19,000    2,331,691    (21,000)   (1,654,019)    723,498

      Issuance of 9,948 shares of
          Class A common stock upon
          exercise of stock options                 --           509       --        9,439         --            --       9,948

      Stock options issued (note 11)                --         2,933       --       73,325         --            --      76,258

      Net loss                                      --            --       --           --         --      (931,509)   (931,509)
                                               -------        ------   ------   ----------    -------    ----------    --------

 Balance at December 31, 1995                   14,173        37,095   19,000    2,414,455    (21,000)   (2,585,528)   (121,805)

      Cancellation of note receivable of
          purchase warrants                        --             --       --      (21,000)    21,000            --          --

      Stock options issued (note 11)               --          2,336       --       96,963         --            --      99,299

      Net loss                                     --             --       --           --         --       (83,380)    (83,380)
                                              -------         ------   ------   ----------    -------    ----------    --------

 Balance at June 30, 1996                     $14,173         39,431   19,000    2,490,418         --    (2,668,908)   (105,886)
                                              =======         ======   ======   ==========    =======    ==========    ========


See accompanying notes to financial statements.

                             DIGITAL PRODUCTS, INC.

                            Statements of Cash Flows

         Six months ended June 30, 1996 and year ended December 31, 1995


                                                                                                June 30,       December 31
                                                                                                  1996            1995
                                                                                                  ----            ----
          Cash flows from operating activities:
               Net loss                                                                        $ (83,380)       (931,509)
               Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
                     Depreciation and amortization                                               310,746         908,164
                     Stock option compensation                                                    99,299          76,258
                     Changes in operating assets and liabilities:
                         Accounts receivable                                                    (950,664)        719,410
                         Inventories                                                             560,195        (224,754)
                         Prepaid expenses and other current assets                                53,591         (37,289)
                         Other assets                                                             11,483          22,426
                         Accounts payable, vendor notes and accrued expenses                    (112,728)        (69,463)
                                                                                               ---------        --------
                               Net cash (used in) provided by operating activities              (111,458)        463,243
                                                                                               ---------        --------

          Cash flows from investing activities:
               Acquisition of property and equipment                                             (62,225)       (148,295)
               Capitalized software development costs                                            (86,502)       (433,313)
                                                                                               ---------        --------
                               Net cash used in investing activities                            (148,727)       (581,608)
                                                                                               ---------        --------

          Cash flows from financing activities:
               Proceeds from (principal payments of) capital lease obligations                   (53,267)         78,718
               (Payments on) proceeds from note payable to bank                                  200,532        (180,532)
               Proceeds from (principal payments on) long-term debt                              (44,953)        154,685
               Proceeds from issuance of Class A common stock                                         --           9,948
                                                                                               ---------        --------
                               Net cash provided by financing activities                         102,312          62,819
                                                                                               ---------        --------

          Net decrease in cash                                                                  (157,873)        (55,546)

          Cash at beginning of period                                                            157,873         213,419
                                                                                               ---------        --------

          Cash at end of period                                                                $      --         157,873
                                                                                               =========        ========

          Supplemental disclosures of cash flow information:
               Cash paid during the period for:
                  Interest                                                                     $ 214,232         396,209
                                                                                               =========        ========

                  Income taxes                                                                 $   1,256           1,494
                                                                                               =========        ========

          Supplemental disclosures of noncash transactions:
               Employee stock option expense                                                   $  99,299          76,258
                                                                                               =========        ========
               Capital lease obligations incurred                                              $      --         135,719
                                                                                               =========        ========


See accompanying notes to financial statements.

                             DIGITAL PRODUCTS, INC.

                          Notes to Financial Statements

                       June 30, 1996 and December 31, 1995


(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a) Nature of Business

      Digital Products, Inc. (the "Company") manufactures and sells low cost and easy solutions for connecting peripherals throughout an enterprise network. The Company's principle products are print directors, which enable multiple computers to be connected to one printer.

      (b) Inventories

      Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

      (c) Property and Equipment

      Property and equipment, stated at cost, is depreciated and amortized over its estimated useful life using the straight-line method. Estimated useful lives are as follows:


          Furniture and fixtures                          5-7 years
          Motor vehicles                                  3 years
          Computer equipment                              3-5 years
          Manufacturing, tooling and test equipment       5-7 years
          Leasehold improvements                          5 years

      (d) Software Development Costs

      The Company charges all costs of establishing technological feasibility, planning and designing, including detailed program design, to research and development expense as incurred and, thereafter, capitalizes certain software and product costs in compliance with Statement of Financial Accounting Standards No. 86 ("SFAS 86"), "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed."

      Software development costs of $86,502 and $433,313 were capitalized during the six months ended 1996 and fiscal 1995, respectively. The total amount of software and product costs amortized was $122,914 and $495,392 in the six months ended 1996 and fiscal 1995, respectively. The capitalized costs are amortized on a straight-line basis at the greater of the amount computed using (a) the ratio that current revenues for the product bear to the total of current and anticipated future revenues for that product or (b) the straight-line method over the estimated economic life of the product.

      The recoverability of capitalized software and product costs is reviewed on an ongoing basis.

      (e) Amortization of Loan Costs

      Loan costs represent legal and other costs associated with loans and are amortized on a straight-line basis over the life of the loan.

      (f) Income Taxes

      The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected

                                                                     (Continued)

                             DIGITAL PRODUCTS, INC.

                          Notes to Financial Statements


         to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (g) Use of Estimates

      Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

      (h) Financial Instruments

      Financial instruments of the Company consist of cash, accounts receivable, software development costs, accounts payable, notes payable, vendor notes and capital leases. The carrying amount of these financial instruments approximates their fair value.

      (i) Concentrations of Credit Risk

      Financial instruments which subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company had three customers who together made up 64% of trade receivables as of June 30, 1996.

(2)   INVENTORIES

      Inventories consisted of the following:


                                            June 30,       December 31,
                                              1996             1995
                                              ----             ----

          Evaluation/exchange units       $   29,345          58,133
          Finished goods                     222,470         263,383
          Work in process                  1,374,692       1,684,666
          Raw materials                      990,976       1,171,496
                                          ----------       ---------
                                          $2,617,483       3,177,678
                                          ==========       =========

(3)   PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:


                                         June 30,       December 31,
                                           1996             1995
                                           ----             ----

          Computer equipment            $1,632,087       1,571,630
          Manufacturing equipment          312,183         312,183
          Furniture and fixtures           311,969         311,969
          Phone system                     178,157         178,157
          Motor vehicles                    22,165          22,165
          Leasehold improvements           105,046         105,046
          Test equipment                    59,195          57,427
          Tooling                           74,972          74,972
                                        ----------       ---------
                                        $2,695,774       2,633,549
                                        ==========       =========

                                                                     (Continued)

                             DIGITAL PRODUCTS, INC.

                          Notes to Financial Statements


(4)   SOFTWARE DEVELOPMENT COSTS

      Software development costs consisted of the following:

                                                       June 30,       December 31,
                                                         1996             1995
                                                       -------        -----------
         Software development costs                   $1,388,835       1,302,333
         Accumulated amortization                        985,921         863,007
                                                      ----------       ---------

              Net software development costs          $  402,914         439,326
                                                      ==========       =========

(5)   NOTE PAYABLE TO BANK

      During 1995, the Company renegotiated a revolving credit agreement with a lender. The agreement allows the Company to borrow up to the lesser of $2,250,000 or 75% of the Company's eligible trade accounts receivable, at the lender's prime interest rate plus 4% (12.25% at June 30, 1996), with all outstanding principal balances payable on demand. Borrowings from the lender represent senior debt and are secured by substantially all assets of the Company. Borrowings are also guaranteed by a stockholder and his spouse. The Company is in compliance with all debt covenants with regards to this credit agreement as of June 30, 1996.

(6)   LONG-TERM DEBT

      Long-term debt consisted of the following:

                                                                                             June 30,     December 31,
                                                                                               1996           1995
                                                                                               ----           ----
         Notes payable in monthly principal installments of $2,976 through
              December 1999; with interest at the prime rate plus 2.75% (11% at
              June 30, 1996), secured by a subordinated interest in
              substantially all assets and guaranteed by a
              stockholder                                                                   $  124,998        142,866

         Notes payable to stockholders, interest payable monthly
              at the prime rate plus 3% (11.25% at June 30, 1996)                              124,679        124,679

         Subordinated note payable to stockholder, payable in monthly installments of $8,000, including interest at the prime rate plus
              3% (11.25% at June 30, 1996), secured by a second
              lien on software                                                                  90,088        117,173

         Unsecured subordinated note payable to stockholders, interest payable monthly at the prime rate plus 4% (12.25% at
              June 30, 1996                                                                    100,000        100,000


                                                                     (Continued)

                             DIGITAL PRODUCTS, INC.

                          Notes to Financial Statements


                                                                             June 30,     December 31,
                                                                               1996          1995
                                                                               ----          ----

Unsecured subordinated notes payable to stockholder, interest payable monthly at the prime rate plus 3% (11.25% at June 30,
       1996)                                                                 $150,000       150,000

Unsecured subordinated notes payable to stockholders, interest payable monthly at the prime rate plus 4.5% (12.75% at
     June 30, 1996)                                                           209,201       209,201
                                                                             --------       -------

         Total long-term debt                                                 798,966       843,919

Less current portion                                                          435,001       462,086
                                                                             --------       -------

         Long-term debt, less current portion                                $363,965       381,833
                                                                             ========       =======

     Aggregate maturities of long-term debt for the twelve-month periods ending June 30, are as follows: 1998, $35,712; 1999, $35,712; 2000, $17,862; and
2001, $274,679.

(7)   COMMITMENTS AND CONTINGENCIES

          (a) Capital Leases

          The Company is obligated under capital leases that expire through October 1, 1998 for telephone systems, automobiles and office equipment. At June 30, 1996 and December 31, 1995, the gross amount of property and equipment recorded under capital leases was $205,259 and $258,525, respectively. The Company leases its facilities under an operating lease expiring in 1996. The Company is presently renegotiating its facility lease for renewal.

      At June 30, 1996, future minimum lease payments under these noncancelable agreements are as follows:

                                                                        Capital       Operating
                                                                         leases          lease
                                                                        -------        --------

Six months ending December 31, 1996                                      $ 68,469       67,500
Year ending December 31, 1997                                             125,524            -
Year ending December 31, 1998                                              42,841            -
                                                                         --------       ------
         Total minimum lease payments                                     236,834       67,500
                                                                                        ======

Less amounts representing interest                                         31,575
                                                                          -------
         Present value of minimum lease payments                          205,259

Less current installments of capital lease obligations                    119,816
                                                                          -------

         Capital lease obligations, excluding current installments       $ 85,443
                                                                         =====++=

      Rent expense for facilities amounted to $135,000 and $269,210 for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively.

                                                                     (Continued)

                             DIGITAL PRODUCTS, INC.

                          Notes to Financial Statements


      (b) Litigation
      Certain claims, suits and complaints have been filed or are pending against the Company. In the opinion of management, these matters are without merit. However, should these claims be settled or adjudicated in favor of the plaintiffs, the outcome of this litigation is not expected to have a material effect on the financial position of the Company.

(8)   VENDOR NOTES

      During 1995, the Company reached agreements with several vendors to convert trade payables to unsecured notes with maturities of less than one year. The largest notes are with vendors that continue to supply the Company on an unsecured, open account basis. Total principal payments in 1996 and 1995 were $630,638 and $651,125, respectively.

(9)   INCOME TAXES

      Actual income tax expense for the six months ended June 30, 1996 and the year ended December 31, 1995, differs from the "expected" benefit computed by applying the U.S. federal corporate income tax rate of 34% to loss before income tax expense as follows:

                                                                June 30,     December 31,
                                                                  1996            1995
                                                                  ----            ----

Computed "expected" tax (benefit)                               $(27,922)       (313,367)
State tax                                                            828           2,797
Increase (decrease) in income taxes resulting from:
     Federal net operating loss unavailable for carryback
         and change in valuation allowance                        22,105         304,555
     Other                                                         6,245          15,860
                                                                --------        --------

         Total                                                  $  1,256           9,845
                                                                ========        ========

      Total income tax expense for the six months ended June 30, 1996 and the year ended December 31, 1995, consists of the following:

                                                                                         June 30,       December 31,
                                                                                           1996             1995
                                                                                           ----             ----
         Current:
              Federal                                                                $             --                --
              State                                                                             1,256             9,845
                                                                                        -------------     -------------
                                                                                     $          1,256             9,845
                                                                                        =============     =============


                                                                     (Continued)

                             DIGITAL PRODUCTS, INC.

                          Notes to Financial Statements


      The tax effects of temporary differences that give rise to deferred tax assets and liabilities at June 30, 1996 and December 31, 1995, are as follows:

                                                             June 30,         December 31,
                                                              1996                1995
                                                              ----                ----
         Deferred tax assets:
              Allowance for doubtful accounts              $    34,372             65,383
              Inventory reserve                                157,348            182,901
              Tax loss carryforward                            705,389            835,916
              Investment tax credits                            26,321             26,321
              Accrued expenses                                 101,979            114,295
              Research and development credits                 283,995            278,484
              Alternative minimum tax                            8,418              8,418
              Other                                            187,011              3,074
                                                           -----------        -----------
                  Gross deferred tax assets                  1,504,833          1,514,792
              Less valuation allowance                      (1,334,832)        (1,312,727)
                                                           -----------        -----------
                  Deferred tax asset                           170,001            202,065

         Deferred tax liabilities:
              Developed software                              (165,797)          (193,458)
              Depreciation                                      (4,204)            (8,607)
                                                           -----------        -----------

                  Deferred tax liabilities                    (170,001)          (202,065)
                                                           -----------        -----------

                  Net deferred tax asset (liability)       $        --                 --
                                                           ===========        ===========

      At June 30, 1996, operating loss carryforwards of $1,713,473 were available to offset future taxable income for federal income tax purposes. These carryforwards expire at various dates through 2010. If a more than 50% change of ownership occurs during a three-year period, the amount of net operating loss carryforwards which may be utilized each year will be subject to limitation.

      In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The recognition of deferred tax assets as of June 30, 1996 is supported by the fact that the Company has sufficient reversals of temporary differences to support the recognition of the deferred tax assets.

(10) CAPITAL STOCK

      In May 1993, the Company entered into a Preferred Stock Purchase
         Agreement (the "Agreement") to sell 141,727 shares of Series A Convertible Preferred Stock (the "Preferred Stock") at $.10 per share par value for gross proceeds of $2,150,000.

                                                                     (Continued)

                             DIGITAL PRODUCTS, INC.

                          Notes to Financial Statements


       The Preferred Stock is senior to all classes of common stock of the Company as to the distribution of assets. No dividends will be declared or set aside for the Preferred Stock. However, the Preferred stockholders are entitled to dividends at a converted per share rate equivalent to common stock. The Preferred shareholders are entitled to the same number of votes per share as shall equal the number of full shares of common stock into which each such share of Preferred Stock is convertible.

       The Preferred Stock can be converted at any time into fully paid and nonassessable shares of Class A common stock. The conversion price shall be the product obtained by multiplying the conversion rate stipulated in the agreement by the number of shares of Preferred Stock being converted. Upon the occurrence of an underwritten public offering that nets total proceeds to the Company of at least $5,000,000, the Preferred Stock shares then outstanding shall automatically be converted to Class A common stock.

       The Class A common shareholders are entitled to one vote per share and the Class B common shareholders are entitled to ten votes per share. In all other respects the common share classes have similar rights.

(11)    STOCK OPTIONS AND WARRANTS

        (a) Stock Option Plan

        Under the terms of the Company's Incentive Stock Option Plan, options are granted by the board of directors only to persons who are key employees of the Company and who do not own more than ten percent of the voting rights of the Company. The options are granted at a price at least equal to the fair market value of the stock at the date of grant. Options may be exercised at various dates as specified at the time of grant. If the employee's term of employment ends, any outstanding options not exercised are canceled.

        The Company has set aside up to 750,000 shares of Class A common stock for issuance under the Plan. At June 30, 1996 and December 31, 1995, there were outstanding options for 582,164 and 652,604 shares, respectively, at prices ranging from $.03 to $2.50. At June 30, 1996, 320,793 shares were exercisable at prices ranging from $.03 to $2.50.

        In 1995, the Company granted 294,400 non-qualified stock options to employees at an exercise price of $.10. The Company recorded stock option compensation expense of $99,299 and $76,258 for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, to reflect the difference between the exercise price and the market price per share. These options vest over an 18-month period. All options vest 100% in the event of a change of control of ownership.

        (b) Stock Warrants

        During 1992, warrants were sold at a price of $1 per warrant to directors to acquire 72,000 shares of the Company's Class A common stock. A note receivable was received as consideration for $21,000 of the total warrant proceeds of $72,000 and is reflected as a reduction of additional paid-in capital received for the warrants. This note receivable was canceled during 1996. Warrants to acquire 51,000 shares of the Company's Class A common stock remain exercisable at June 30, 1996.

        At June 30, 1996, total warrants to purchase 643,269 shares were exercisable at prices of $.31 to $3.00.

                                                                     (Continued)

                             DIGITAL PRODUCTS, INC.

                          Notes to Financial Statements


(12)    RELATED PARTY TRANSACTIONS

        During 1996 and 1995, the Company incurred interest expense of $26,389 and $73,634, respectively, on amounts due to stockholders of which $30,130 and $20,516 was accrued at June 30, 1996 and December 31, 1995, respectively.

(13)    401(k) PROFIT SHARING PLAN AND TRUST

        In January 1991, the Company established a 401(k) Plan (the "Plan") which covers substantially all of its employees. The Plan allows employees to defer a percentage of their annual salary. The Company may also match a percentage of employee contributions. Matching contributions of $12,638 and $24,772 were made by the Company in the six months ended June 30 1996 and fiscal 1995, respectively.

        The Company is the trustee of the Plan and pays all administrative services and expenses. Annual Plan expenses were $3,300 and $6,638 for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively.

(14)    SIGNIFICANT CUSTOMERS

        Three customers accounted for 54% of net sales in 1996 and 48% of net sales in 1995.

(15)    SUBSEQUENT EVENT

        On August 9, 1996, a non-binding letter of intent was signed with Osicom
           Technologies, Inc. outlining the terms for Osicom's potential acquisition of the Company. A definitive agreement was signed and the transaction consummated on September 12, 1996.

        Acquisition expenses consist of finder fees, attorney and accounting fees related to a potential acquisition of the company in July 1996 and the above transaction.

ITEM 7 (b)  Pro Forma Financial Information


          The following pro forma financial information presents the effects of the acquisition of Digital Products, Inc. ("DPI") by Osicom as if the acquisition had been completed as of January 31, 1996.

          The pro forma financial information is not necessarily indicative of the results of operations and financial position which will be attained in the future. The pro forma information should be read in conjunction with the historical consolidated financial statements of Osicom Technologies, Inc. as reported on Forms 10-QSB and 10-KSB for the six months and the year ended July 31 and January 31, 1996 respectively.


                            OSICOM TECHNOLOGIES, INC.
               Pro Forma Condensed Consolidated Income Statements
                  For the Twelve Months Ended January 31, 1996

                                                Company
                                                before
                                               pro forma                       Pro forma    Pro forma
                                              adjustments       DPI      Ref  adjustments  consolidated
                                              -----------       ---      ---  -----------  ------------
Twelve Months Ended January 31, 1996
Revenues                                        $7,733,000   $19,152,000                     $26,885,000
Cost of  Sales                                   4,621,000    10,433,000                      15,054,000
                                             ------------------------------------------------------------
Gross Profit                                     3,112,000     8,719,000                      11,831,000
Operating expenses                               2,251,000     9,234,000                      11,485,000
                                             ------------------------------------------------------------
Operating income (loss)                            861,000      (515,000)                        346,000
Other income (charges)                            (158,000)     (416,000)(b)                    (574,000)
                                             ------------------------------------------------------------
Net income (loss)                                 $703,000     ($931,000)                      ($228,000)
                                             ============================================================

EARNINGS (LOSS) PER COMMON SHARE
Primary                                              $0.21        ($0.34)                         ($0.13)
Weighted average shares used in computation      2,649,006     2,649,006 (a)      414,384      3,063,390
Fully diluted                                        $0.20        ($0.33)                         ($0.13)
Weighted average shares used in computation      2,798,378     2,798,378 (a)      414,384      3,212,762

(a)  To recognize shares issued pursuant to the acquisition agreement

(b) No adjustment to interest expense is presented due to the effect of the 1 1/2% per annum reduction in interest rate applied to the new loan balance

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 Osicom Technologies, Inc.
                                                 -------------------------
                                                       (Registrant)


Dated:  December 11, 1996                       By:  /s/Christopher E. Sue
                                                --------------------------
                                                   Christopher E. Sue,
                                                  Chief Financial Officer